UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Essent Group Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Supplement to the Proxy Statement for the

2023 Annual General Meeting of Shareholders

Tuesday, May 2, 2023

4:00 p.m. Atlantic Daylight Time

Live via the Internet originating from Bermuda

Please visit: https://web.lumiagm.com/209457238

Passcode: essent2023 (case sensitive)

The 2023 Annual General Meeting of Shareholders (the “Annual Meeting”) of Essent Group Ltd. (“Essent,” “we,” “us,” “our” or the “Company”) will be held to consider and vote upon the following matters:

(1)	election of three Class III directors to serve through the 2026 Annual General Meeting of Shareholders;

(2)	re-appointment PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023 and until our 2024 Annual General Meeting of Shareholders, and the referral the determination of the auditors’ compensation to the Board of Directors;

(3)	a non-binding, advisory resolution on executive compensation;

(4)	approval of the Essent Group Ltd. 2013 Long-Term Incentive Plan, as amended and restated; and

(5)	such other business that may properly come before the Annual Meeting.

Only holders of record of our common shares, par value $0.015 per share, as of the close of business on March 3, 2023 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

This Supplement to the Proxy Statement (the “Supplement”) supplements the definitive Proxy Statement mailed to our shareholders on or about April 6, 2023 (the “Proxy Statement”) in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting and is being furnished to our shareholders on or about April 20, 2023.  We are issuing this Supplement to modify Proposal No. 4: Approval of the Essent Group Ltd. 2013 Long-Term Incentive Plan, as Amended and Restated (the “Proposal”).

After consideration by our Compensation Committee and our Board of Directors, we are reducing the number of additional common shares for which we are seeking approval to reserve for issuance under the Essent Group Ltd. 2013 Long-Term Incentive Plan, as amended and restated.  Specifically, we are lowering the number of additional common shares sought for authority to reserve for issuance from 2,500,000 to 2,000,000.  Accordingly, all references in the Proxy Statement, including those in the Second Amended and Restated 2013 Plan, which is attached as Appendix A to the Proxy Statement, to: (1) an additional 2,500,000 common shares that our Compensation Committee has reserved for issuance under the Second Amended and Restated 2013 Plan shall be replaced with 2,000,000; (2) 4,495,609 shares available for issuance of future awards under the Second Amended and Restated 2013 Plan shall be replaced with 3,995,609; (3) the number of common shares reserved for issuance of 6,115,530 shares under the Second Amended and Restated 2013 Plan shall be replaced with 5,615,530; and (4) 2.3%, the percentage of additional common shares that our

Compensation Committee has reserved for issuance under the Second Amended and Restated 2013 Plan of our outstanding shares of common stock and our fully diluted shares of common stock as of the record date, March 3, 2023, shall be replaced with 1.85%.

In all other respects the terms of the Proposal and the Second Amended and Restated 2013 Plan, which is attached as Appendix A to the Proxy Statement, remain unchanged. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information contained herein supersedes such information contained in the Proxy Statement. If the amended Proposal is approved, the Second Amended and Restated 2013 Plan will be effective as of the date of the Annual Meeting. This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting. Accordingly, we encourage you to carefully read this Supplement together with the Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and submit your proxy or voting instructions as soon as possible. If you have already returned your proxy card or provided voting instructions to your broker, you do not need to take any action unless you wish to change your vote.

The Board of Directors continues to unanimously recommend a vote “FOR” the approval of the Essent Group Ltd. 2013 Long-Term Incentive Plan, as amended and restated.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2023: The Notice of Annual General Meeting of Shareholders, Proxy Statement, Supplement to the Proxy Statement and 2022 Annual Report to Shareholders are available at our website: www.essentgroup.com. Our 2022 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2022, is not part of the proxy soliciting material.